Exhibit 19.1

National RMBS Trust 2004-1

Quarterly Report as at                     13 Sep 2005

This report is provided pursuant to the “Reports to Noteholders” section of the prospectus dated 21 September 2004.

A definition or description of certain terms used in this report together with a full description of the transaction may be found in the prospectus.

Further information is available to investors on Bloomberg (page reference [NRMBS]).  Information in this report and on Bloomberg have been sourced from the same data. Differences in formatting, calculation and rounding methodology may cause discrepancies between the two sources.

Current Periods and Interest Rates

Determination Date	13 Sep 2005

Payment Date	20 Sep 2005

Interest Period
From (and including)	20 Jun 2005
To (but excluding)	20 Sep 2005
Number of days	92

Collection Period
From start of month	Jun 2005
To end of month	Aug 2005

	Class A1 Notes		Class A2 Notes		Class A3 Notes		Class B Notes

USD-LIBOR-BBA	3.43000	% pa	not applicable		not applicable		not applicable

BBSW	not applicable		5.66500	% pa	not applicable		5.66500	% pa

EURIBOR	not applicable		not applicable		2.116	% pa	not applicable

Margin	0.11	% pa	0.19	% pa	0.12	% pa	0.44	% pa

Interest Rate	3.54000	% pa	5.85500	% pa	2.23600	% pa	6.10500	% pa

Noteholder Distribution Summary

	Class A1 Notes (USD)		Class A2 Notes (AUD)		Class A3 Notes (EUR)		Class B Notes (AUD)		Subordination
	Per Note	Aggregate	Per Note	Aggregate	Per Note	Aggregate	Per Note	Aggregate	%

Original Face Amount	100,000.0000	1,000,000,000.00	500,000.00	500,000,000.00	100,000.0000	308,400,000.00	500,000.0000	18,000,000.00	0.72%
Beginning Note Balance	76,238.1337	762,381,335.43	381,190.6679	381,190,667.71	76,238.1500	235,118,403.83	500,000.0000	18,000,000.00	0.95%
Interest Distribution	689.7000	6,897,000.00	5,625.5388	5,625,538.77	435.6400	1,343,513.76	7,693.9726	276,983.01
Principal Distribution	6,939.4405	69,394,405.74	34,697.2028	34,697,202.87	6,939.4400	21,401,234.73	0.0000	0.00
Ending Note Balance	69,298.6932	692,986,929.69	346,493.4651	346,493,464.84	69,298.7100	213,717,169.10	500,000.0000	18,000,000.00	1.04%
Less Carryover Principal Chargeoffs	0.0000	0.00	0.0000	0.00	0.0000	0.00	0.0000	0.00
Ending Stated Amount	69,298.6932	692,986,929.69	346,493.4651	346,493,464.84	69,298.7100	213,717,169.10	500,000.0000	18,000,000.00	1.04%

Total Distribution	7,629.1405	76,291,405.74	40,322.7416	40,322,741.64	7,375.0800	22,744,748.49	7,693.9726	276,983.01

Current Note Factor	0.69298692970	0.6929869297	0.692987	0.692987	0.692987	0.692987	1.000000	1.000000

Principal Distribution Statement (AUD)

Principal Collections on Housing Loans	189,332,600.26
Amount to be drawn on the Payment Date under the Redraw Facility Agreement	0.00
Issue proceeds of any Redraw Notes to be issued on the Payment Date	0.00
Other Amounts of principal received	0.00

Total Principal Collections		189,332,600.26

Reimbursement of Redraws	18,280,993.39
Repay Redraw Principal	0.00
Principal Draw	0.00
Repay Redraw Note Principal	0.00
A$ Class A1 Principal	99,134,865.34
A$ Class A2 Principal	34,697,202.87
A$ Class A3 Principal	37,219,538.66
A$ Class B Principal	0.00

Total Principal Distribution		189,332,600.26

Interest Distribution Statement (AUD)

Interest Collections	34,146,563.29
Principal Drawing	0.00
Liquidity Drawing	0.00

Total Available Income		34,146,563.29

Expenses	1,992,478.74
(includes all fees, net interest rate swap payment and other expenses of the Trust)
Reimbursement of previous Liquidity Drawings	0.00
A$ Class A1 Interest Amount	16,257,580.57
A$ Class A2 Interest Amount	5,625,538.77
A$ Class A3 Interest Amount	6,118,489.45
A$ Note Interest Amount for Redraw Notes	0.00
Interest payable under the Redraw Facility Agreement	0.00
Interest payable under the Liquidity Facility Agreement	0.00
A$ Note Interest Amount for Class B Notes	276,983.01

Excess Available Income available for Distribution		3,875,492.75
(includes reimbursement of Principal Charge-Offs, unreimbursed Principal Drawings and distribution to Residual Income Unit Holder)
Excess Available Income applied to repay Principal Draw		n/a
Remaining Balance of Principal Draw		0.00

Capitalised Items not Remitted as Principal and Interest Distributions		466.25

Support Facilities (AUD)

Liquidity Facility
Liquidity Facility Limit	18,630,000.00
Amount Drawn	0.00

Redraw Facility
Redraw Facility Limit	15,000,000.00
Amount Drawn	0.00

Historical CPR

	Sep 2004	Oct 2004	Nov 2004	Dec 2004	Jan 2005	Feb 2005	Mar 2005	Apr 2005	May 2005	Jun 2005	Jul 2005	Aug 2005
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

Monthly CPR	30.8	27.5	29.9	29.9	32.9	26.2	25.4	27.5	28.7	28.9	29.2	30.6

Historical CPR

Delinquency Information as at Month Ending   31 Aug 2005

	31-60 Days	61-90 Days	91-120 Days	> 120 days	Foreclosure/
	Past Due	Past Due	Past Due	Past Due	REO	Total

No. of loans	46	10	3	8	15	82
No. of loans (%)	0.26%	0.06%	0.02%	0.04%	0.08%	0.46%
Balance outstanding ($)	5,378,200.11	1,475,114.25	260,234.04	1,019,599.87	1,476,544.41	9,609,692.68
Balance outstanding (%)	0.31%	0.09%	0.02%	0.06%	0.09%	0.57%
Instalment Amount ($)	67,545.42	30,089.64	8,082.04	44,981.18	75,293.07	225,991.35

Historical Delinquencies as a Percentage of Balance Outstanding

	Sep 2004	Oct 2004	Nov 2004	Dec 2004	Jan 2005	Feb 2005	Mar 2005	Apr 2005	May 2005	Jun 2005	Jul 2005	Aug 2005
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

31-60 Days Past Due	0.25	0.23	0.25	0.29	0.49	0.29	0.30	0.37	0.39	0.25	0.33	0.31
61-90 Days Past Due	0.00	0.07	0.08	0.05	0.05	0.10	0.05	0.10	0.10	0.12	0.09	0.09
91-120 Days Past Due	0.00	0.00	0.02	0.05	0.01	0.03	0.07	0.02	0.03	0.01	0.08	0.02
> 120 Days Past Due	0.00	0.00	0.01	0.02	0.03	0.02	0.02	0.04	0.03	0.01	0.02	0.06
Foreclosure/REO	0.00	0.00	0.00	0.01	0.02	0.03	0.04	0.07	0.09	0.11	0.10	0.09
Total	0.25	0.30	0.36	0.42	0.60	0.47	0.48	0.60	0.64	0.50	0.62	0.57

Historical Delinquency Information

Loss Data

	Dec 2004		Mar 2005		Jun 2005		Sep 2005
Quarter Ended	(AUD)	(No Loans)	(AUD)	(No Loans)	(AUD)	(No Loans)	(AUD)	(No Loans)

Losses on Sale of Property	0.00	0	0.00	0	0.00	0	0.00	0
Losses after Mortgage Insurance	0.00	0	0.00	0	0.00	0	0.00	0
Cumulative Losses after Mortgage Insurance	0.00	0	0.00	0	0.00	0	0.00	0
Cumulative Losses After Mortgage Insurance (%)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Summary and Weighted Average Calculations	At Issue	Nov 2004	Feb 2005	May 2005	Aug 2005

Total Collateral Balance (AUD)	2,418,339,663.17	2,271,561,971.43	2,076,274,609.15	1,898,899,185.77	1,728,028,045.15
Total Number of Loans	23,176	22,112	20,575	19,139	17,783
Current Average Loan Balance (AUD)	104,346.72	102,729.83	100,912.50	99,216.22	97,173.03
Maximum Loan Balance (AUD)	868,291.34	863,638.81	853,231.99	858,432.81	867,804.02
Current Weighted Average LVR	45.99%	44.92%	43.80%	42.74%	41.77%

Weighted Average Loan Rate	6.78%	6.78%	6.78%	6.97%	6.96%
Weighted Average Term to Maturity (WAM) (months)	240	238	235	232	229
Weighted Average Seasoning (WAS) (months)	50	52	55	58	61

Loan Size Distribution as at Month Ending   31 Aug 2005

	Number of	Balance of	Number of	Balance of
Loan Size Distribution	Loans	Loans (AUD)	Loans (%)	Loans (%)

Loan Size < $50,000	4,645	144,244,196.70	26.12%	8.35%
$50,000 <Loan Size < $100,000	6,469	477,589,843.55	36.38%	27.64%
$100,000 <Loan Size < $150,000	3,695	451,841,916.66	20.78%	26.15%
$150,000 <Loan Size < $200,000	1,543	264,982,823.62	8.68%	15.33%
$200,000 <Loan Size < $250,000	728	161,299,911.21	4.09%	9.33%
$250,000 <Loan Size < $300,000	355	96,596,154.87	2.00%	5.59%
$300,000 <Loan Size < $350,000	175	56,545,606.29	0.98%	3.27%
$350,000 <Loan Size < $400,000	78	29,055,682.64	0.44%	1.68%
$400,000 <Loan Size < $450,000	50	21,305,823.51	0.28%	1.23%
$450,000 <Loan Size < $500,000	15	7,094,520.25	0.08%	0.41%
$500,000 <Loan Size < $750,000	29	16,603,761.83	0.16%	0.96%
$750,000 <Loan Size < $1,000,000	1	867,804.02	0.01%	0.05%

Total	17,783	1,728,028,045.15	100.00%	100.00%

LVR Distribution as at Month Ending   31 Aug 2005

	Number of	Balance of	Number of	Balance of
LVR Distribution	Loans	Loans (AUD)	Loans (%)	Loans (%)

LVR < 50%	13,130	1,120,802,219.91	73.83%	64.86%
50% < LVR < 55%	873	104,520,764.84	4.91%	6.05%
55% < LVR < 60%	778	101,327,822.05	4.37%	5.86%
60% < LVR < 65%	734	96,625,371.43	4.13%	5.59%
65% < LVR < 70%	751	99,384,583.99	4.22%	5.75%
70% < LVR < 75%	671	90,877,961.32	3.77%	5.26%
75% < LVR < 80%	367	50,074,333.52	2.06%	2.90%
80% < LVR < 85%	313	41,307,076.57	1.76%	2.39%
85% < LVR < 90%	147	20,256,285.35	0.83%	1.17%
90% < LVR < 95%	9	1,268,843.59	0.05%	0.07%
95% < LVR < 100%	3	454,542.90	0.02%	0.03%
LVR > 100%	7	1,128,239.68	0.04%	0.07%

Total	17,783	1,728,028,045.15	100.00%	100.00%

Mortgage Insurance as at Month Ending   31 Aug 2005

	Number of	Balance of	Number of	Balance of
Mortgage Insurer	Loans	Loans (AUD)	Loans (%)	Loans (%)

Genworth Financial	1,732	187,936,325.70	9.74%	10.88%
Royal & Sun Alliance	—	—	0.00%	0.00%
CGU Lenders Mortgage Insurance	—	—	0.00%	0.00%
PMI	63	4,759,408.51	0.35%	0.28%
Pool Insurance	15,980	1,534,416,845.35	89.86%	88.80%
Other	8	915,465.59	0.04%	0.05%

Total	17,783	1,728,028,045.15	100.00%	100.00%

Geographic Distribution as at Month Ending   31 Aug 2005

	Number of	Balance of	Number of	Balance of
Geographic Distribution	Loans	Loans (AUD)	Loans (%)	Loans (%)

ACT Inner City	314	31,071,946.66	1.77%	1.80%
ACT Metro	136	12,901,384.66	0.76%	0.75%
ACT Non Metro	—	—	0.00%	0.00%
NSW Sydney Inner City	49	8,545,317.40	0.28%	0.49%
NSW Sydney Metro	3,311	451,822,898.45	18.62%	26.15%
NSW Non-Metro	1,860	159,009,201.07	10.46%	9.20%
QLD Brisbane Inner City	43	4,645,445.55	0.24%	0.27%
QLD Brisbane Metro	1,447	130,051,154.66	8.14%	7.53%
QLD Non-Metro	1,555	118,847,968.20	8.74%	6.88%
VIC Melbourne Inner City	108	14,509,515.43	0.61%	0.84%
VIC Melbourne Metro	4,238	413,469,008.35	23.83%	23.93%
VIC Non-Metro	1,224	84,895,676.45	6.88%	4.91%
WA Perth Inner City	55	5,283,200.68	0.31%	0.31%
WA Perth Metro	1,660	154,069,981.89	9.33%	8.92%
WA Non-Metro	437	35,409,983.21	2.46%	2.05%
SA Adelaide Inner City	15	1,650,194.58	0.08%	0.10%
SA Adelaide Metro	978	78,501,717.48	5.50%	4.54%
SA Non-Metro	225	14,711,307.55	1.27%	0.85%
NT Darwin Inner City	7	403,247.27	0.04%	0.02%
NT Darwin Metro	—	—	0.00%	0.00%
NT Non-Metro	4	369,223.48	0.02%	0.02%
TAS Hobart Inner City	11	722,733.38	0.06%	0.04%
TAS Hobart Metro	60	3,958,330.91	0.34%	0.23%
TAS Non-Metro	46	3,178,607.84	0.26%	0.18%
Undefined Post Code	—	—	0.00%	0.00%

Total	17,783	1,728,028,045.15	100.00%	100.00%

Seasoning Analysis – Total Portfolio as at Month Ending   31 Aug 2005

	Number of	Balance of	Number of	Balance of
Seasoning Analysis	Loans	Loans (AUD)	Loans (%)	Loans (%)

Seasoning < 3 months	—	—	0.00%	0.00%
3 months < Seasoning < 6 months	—	—	0.00%	0.00%
6 months < Seasoning < 12 months	—	—	0.00%	0.00%
12 months < Seasoning < 18 months	—	—	0.00%	0.00%
18 months < Seasoning < 24 months	—	—	0.00%	0.00%
24 months < Seasoning < 36 months	379	53,697,959.39	2.13%	3.11%
36 months < Seasoning < 48 months	2,516	288,817,661.47	14.15%	16.71%
48 months < Seasoning < 60 months	6,138	633,614,628.02	34.52%	36.67%
Seasoning > 60 months	8,750	751,897,796.27	49.20%	43.51%

Total	17,783	1,728,028,045.15	100.00%	100.00%

Remaining Loan Term as at Month Ending   31 Aug 2005

	Number of	Balance of	Number of	Balance of
Remaining Loan Term	Loans	Loans (AUD)	Loans (%)	Loans (%)

Term < 5 years	217	8,320,402.63	1.22%	0.48%
5 years < Term < 10 years	803	45,355,869.78	4.52%	2.62%
10 years < Term < 15 years	1,351	96,899,340.42	7.60%	5.61%
15 years < Term < 20 years	8,559	790,627,304.79	48.13%	45.75%
20 years < Term < 25 years	6,527	739,138,283.89	36.70%	42.77%
25 years < Term < 30 years	326	47,686,843.64	1.83%	2.76%
30 years < Term < 35 years	—	—	0.00%	0.00%
Term > 35 years	—	—	0.00%	0.00%

Total	17,783	1,728,028,045.15	100.00%	100.00%

Loan Purpose as at Month Ending   31 Aug 2005

	Number of	Balance of	Number of	Balance of
Loan Purpose	Loans	Loans (AUD)	Loans (%)	Loans (%)

Purchase	5,852	585,857,858.56	32.91%	33.90%
Refinance	5,490	488,677,795.30	30.87%	28.28%
Refinance - Cash Out	1,290	98,468,834.65	7.25%	5.70%
Investor	4,092	457,238,199.58	23.01%	26.46%
Other	1,059	97,785,357.06	5.96%	5.66%

Total	17,783	1,728,028,045.15	100.00%	100.00%

Loan Type by Interest Rate as at Month Ending   31 Aug 2005

	Number of	Balance of	Number of	Balance of
Loan Type	Loans	Loans (AUD)	Loans (%)	Loans (%)

Variable Rate	14,348	1,366,124,567.26	80.68%	79.06%
Fixed Rate	3,435	361,903,477.89	19.32%	20.94%

Total	17,783	1,728,028,045.15	100.00%	100.00%

Fixed Rate Term Remaining as at Month Ending   31 Aug 2005

	Number of	Balance of	Number of	Balance of
Remaining Fixed Rate Term	Loans	Loans (AUD)	Loans (%)	Loans (%)

Term < 1 year	1,592	166,348,960.20	46.35%	45.97%
1 years < Term < 2 years	763	82,241,672.53	22.21%	22.72%
2 years < Term < 3 years	475	51,886,960.92	13.83%	14.34%
3 years < Term < 4 years	337	35,635,537.57	9.81%	9.85%
4 years < Term < 5 years	202	19,144,598.90	5.88%	5.29%
Term > 5 years	66	6,645,747.77	1.92%	1.84%

Total	3,435	361,903,477.89	100.00%	100.00%

Contact Details

Trust Manager	National Global MBS Manager Pty Ltd

Contacts	Michael White
Manager Group Funding (Securitisation)
National Australia Bank (Melbourne, Australia)
	Phone:	(+613) 8641 2157
	Facsimile:	(+613) 8641 0906
	Email:	michael_a_white@national.com.au